UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2015

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective August 14, 2015, the board of directors (the “Board”) of Mendocino Brewing Company, Inc. (the “Company”) increased the size of the Board from seven (7) directors to nine (9) directors and elected Mr. James H. Grossman and Mr. Joseph Cannata to fill the resulting two vacancies on the Board, each to hold office until his respective successor is duly elected and qualified or until his earlier death, resignation or removal.

There are no arrangements or understandings between Mr. Grossman and any other person pursuant to which Mr. Grossman was appointed to the Board. There are no transactions in which Mr. Grossman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Cannata and any other person pursuant to which Mr. Cannata was appointed to the Board. There are no transactions in which Mr. Cannata has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for their services on the Board, it is expected that Messrs. Grossman and Cannata will each receive the Company’s standard compensation for non-employee directors, as described in the Amended and Restated Directors’ Compensation Plan, which was filed as an exhibit to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: August 20, 2015	By:	/s/ Yashpal Singh
Yashpal Singh
President & Chief Executive Officer